SUBSCRIPTION AND PURCHASE AGREEMENT


         THIS SUBSCRIPTION AND PURCHASE AGREEMENT (the "Agreement") by and between HEALTHWATCH, INC., a Minnesota corporation (the "Company"), and ____________________________________ (the "Investor"). Investor and other investors purchasing Units (as defined herein) pursuant to similar Subscription and Purchase Agreements are herein referred to collectively as "Investors."

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investor mutually agree as follows:


                                    ARTICLE 1

                            DESCRIPTION OF FINANCING

         1.1 AUTHORIZATION OF THE UNITS. The Company has authorized the issuance and sale of 500,000 Units (the "Units"), each Unit consisting of one share of Series B Convertible Preferred Stock which has the rights, preferences and obligations as set forth in the Certificate of Designation of Series B Convertible Preferred Stock attached hereto as Exhibit A (the "Series B Stock"), and three common stock purchase warrants (the "Warrants") which are in substantially the form of Exhibit B. The Series B Stock, Warrants and shares of the Company's common stock issuable upon conversion of the Series B Stock and the exercise of the Warrants (the "Common Stock") are sometimes referred to herein as the "Securities."

         1.2 PURCHASE AND SALE OF THE UNITS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Company agrees to sell to Investor, and Investor agrees to purchase the Units subscribed for in Section 10.1.

         1.3 CLOSINGS. Closings of the purchase and sale of the Units shall take place by mail or facsimile on or about November 14, 1996, January 15, 1997 and March 15, 1997. At the Closings, the Company shall deliver to Investors the shares of Series B Stock and the Warrants representing the Units being purchased by each Investor registered in the name of the Investor, against delivery to the Company by the Investor of a certified or cashier's check or other form of payment acceptable to the Company in the amount of the purchase price of the Units subscribed for in Section 10.1 below. At the first Closing, 200,000 Units shall be purchased, and at each of the second and third Closings, 150,000 Units shall be purchased.


                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investors that:

         2.1 MISLEADING STATEMENTS; BALANCE SHEET AND CAPITALIZATION. No representation or warranty by the Company in this Agreement or in any written statement or certificate furnished or to be furnished to the Investor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein made not misleading. Copie of the Company's Annual Report (Form 10-KSB) for the fiscal year ended June 30, 1996, and Quarterly Report (Form 10-QSB) for the quarter ended September 30, 1996, have previously been provided to Investors.

         2.2 DISCLOSURE. The Company has fully provided Investors with all the information which Investors have requested for deciding whether to purchase the Units, and all information which the Company reasonably believes is necessary to enable the Investors to make an informed decision.

         2.3 BINDING OBLIGATION. This Agreement and each additional agreement expressly contemplated by this Agreement, constitute a valid and legally binding obligation of the Company.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Investor represents and warrants that:

         3.1 HIGH RISK INVESTMENT. The Investor is aware that investment in the Units and the Common Stock involves substantial risks. The Investor represents that Investor understands that an investment in this Offering should be considered only by a person able to withstand a total loss of such investment.

         3.2 BINDING OBLIGATION. This Agreement and each additional agreement expressly contemplated by this Agreement, constitute a valid and legally binding obligation of the Investor.

         3.3 NASD MATTERS. Neither the Investor nor any corporation or organization of which Investor is an officer or partner, any corporation or organization of which Investor, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities, any trust or other estate in which Investor has a substantial beneficial interest or as to which Investor serves as trustee or in a similar fiduciary capacity or, Investor's spouse, or any relative of Investor, or any relative of Investor's spouse, who has the same home as Investor is a member of the National Association of Securities Dealers, Inc. ("NASD"), is affiliated with a member of the NASD or is a person associated with a member of the NASD, it being understood that affiliation or association includes ownership of 5% or more of the equity securities of any such member, except as indicated on Exhibit C hereto.


                                    ARTICLE 4

                        FEDERAL AND OTHER SECURITIES LAWS

         4.1 INVESTMENT REPRESENTATIONS AND WARRANTIES. Investor further represents and warrants that:

                  (a) Investment Experience. The Investor represents that Investor is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission and is experienced in evaluating and extending financing to companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and has the ability to bear the economic risks of the investment and to make an informed investment decision with respect thereto. The Investor further represents that Investor has had, during the course of the transaction and prior to the purchase of the Units, the opportunity to ask questions of and receive answers from, the Company concerning the terms and conditions of the Offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to or to which Investor had access.

                  (b) Acquisition for Investment for Investor's Own Account. This Agreement is made with the Investor in reliance upon Investor's representation to the Company, which by its acceptance hereof the Investor hereby confirms and which by acceptance of any of the Securities, the Holder thereof shall also confirm, that the Units are being and the Common Stock will be, unless such securities have been registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and applicable state blue sky laws, acquired for investment for Investor's own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof. Any resales of the Securities will be in conformity with applicable law. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement, or arrangement with any person in violation of any federal or state law to sell, transfer, or grant participations to such person, or to any third person, with respect to the Securities. Investor realizes that the basis for the exemption from the registration requirements of the 1933 Act relied upon by the Company in connection with the Offering, may not be present if, notwithstanding such representation, the Investor has in mind merely acquiring the Securities for a fixed or determinable period and selling them in the future, and Investor hereby confirms the absence of any such intention.

                  (c) Transfer or Disposition of Securities. The Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, and that in the absence of an effective registration statement, such securities must be held indefinitely. The Investor represents that, in the absence of an effective registration statement, it will sell, transfer, or otherwise dispose of such securities only in a manner consistent with the representations set forth herein and in accordance with the provisions of this Agreement.

         4.2 CERTIFICATE LEGENDS. The Investor agrees that all certificates evidencing the Securities shall bear a legend in substantially the following form, and by which the Investor agrees to be bound:

         THE SECURITY DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISTRIBUTION OF THIS SECURITY MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AND APPLICABLE STATE BLUE SKY LAWS.

         4.3 STOP TRANSFER INSTRUCTION. The Company shall make a notation regarding the restrictions on transfer of the Securities in its stock books, and the Company shall not be required to transfer on its books any of such securities that have been sold or transferred in violation of any of the provisions of this Agreement, or to treat as the owner of such securities any transferee to whom such securities have been so transferred.


                                    ARTICLE 5

               CONDITIONS TO INVESTOR'S OBLIGATIONS AT THE CLOSING

         The obligations of the Investor under Section 1.2 of this Agreement and Investors pursuant to other similar agreements, are subject to the fulfillment on or before the Closing of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. The representations and warranties of the Company contained in Article 2 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

         5.2 PERFORMANCE. The Company shall have conformed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

         5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state, that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         5.4 DELIVERY OF CERTIFICATES. The Investor shall have received one or more Series B Stock and Warrant certificates representing the Units which the Investor is purchasing at the Closing.


                                    ARTICLE 6

               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

         The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions as to the Investor:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING. The representations and warranties of Investors contained in Articles 3 and 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

         6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         6.3 PAYMENT OF PURCHASE PRICE. Investors shall have delivered to the Company the total consideration for the Securities which the Investors are purchasing at the Closing.


                                    ARTICLE 7

                                   SECURITIES

         7.1      REGISTRATION AND TRANSFER OF SECURITIES.

                  (a) The Company shall, at all times while any Securities are outstanding, act as the registrar of the Series B Stock and Warrants and shall cause to be kept at its principal office in California, or in such other place or places and by such other registrar or registrars, if any, as the Company may designate, a register in which shall be entered the names and addresses of the holders of the Securities ("Holders") and particulars of the Securities held by them respectively and of all transfers of Securities. The name of the Holder shall be noted on the certificates for the Securities by the Company or other registrar.

                  (b) No transfer of Securities shall be valid unless made by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company, upon compliance with the provisions of this Agreement and the Series B Stock and Warrants, as the case may be, and such other requirements as the Company and/or other registrar may reasonably prescribe, and unless such transfer shall have been duly entered on the appropriate register and/or noted on such Warrant by the Company or other registrar. The person in whose name a Warrant is registered shall be deemed to be the owner thereof.

         7.2 EXCHANGES OF SECURITIES. Certificates for Series B Stock or Warrants of any authorized denomination may be exchanged for certificates of any other authorized denomination or denominations, any such exchange to be for certificates of an equal amount, as requested by the Holders. Any exchange of certificates may be made at the offices of the Company or at the offices of any registrar where a register is maintained for the Securities pursuant to the provisions of Section 7.1. Any Securities tendered for exchange together with a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer shall be surrendered to the Company or appropriate registrar and shall be canceled.


                                    ARTICLE 8

                               REGISTRATION RIGHTS

         8.1 REGISTRATION. The Company will promptly, upon request of Investors holding 100,000 of the Units offered hereby, take all necessary steps to register, or quality, under the 1993 Act and the securities laws of such states as the Investors may reasonably request, the shares of Common Stock issuable upon conversion of the Series B Stock and exercise of the Warrants, provided, however, in each case, that the Company shall not for any purpose be required to execute a general consent to service of process or to quality to do business as a foreign corporation in any jurisdiction wherein it is not so qualified. The Company shall be obligated to prepare, file and cause to become effective only three registration statements pursuant to this Section 8.1 and to pay all costs and expenses associated with such registration statements as provided in Section
8.2. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this Section 8.1 for a period of up to one hundred eighty (180) days.

         8.2 EXPENSES. With respect to the inclusion of securities in a registration statement pursuant to Section 8.1, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the Investors, underwriting discounts and commissions, and transfer taxes for Investor and any other expenses relating to the sale of securities by the Investors not expressly included above shall be borne by the Investors.

         8.3 INDEMNIFICATION. The Company hereby indemnifies the Investors and the officers and directors, if any, who control any Investor, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by Investors expressly for use therein; and each Investor by Investor's acceptance hereof severally agrees that it will indemnity and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.


                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investors, as the case may be.

         9.2 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement between the parties, and no party shall be liable or bound to another party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         9.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         9.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or seven (7) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 2445 Cades Way, Vista, California 92083, and to the Investor at the address specified below or at such other address as a party may designate by ten (10) days' advance written notice to the other parties.

         9.6 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the offering, and each Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         9.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

         9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                   ARTICLE 10

                                  SUBSCRIPTION

         10.1 SUBSCRIPTION AMOUNT. The undersigned hereby subscribes for the number of Units set forth opposite undersigned's name (500,000 Units in the aggregate for all Investors) and shall tender at the Closing on November 15, 1996 or January 15 or March 15, 1997, a certified check or bank draft in the aggregate amount of $______________ ($2.25 per Unit) payable to the Company in full payment for such subscription.

         10.2 RESALE COMPLIANCE. The undersigned agrees to comply with the 1933 Act and the rules and regulations promulgated thereunder, and any other relevant securities legislation and policies governing the purchase, holding and resale of the Units subscribed for, including, without limitation, applicable state Blue Sky laws.




Entered into this ____ day of ____________, 199_.


                                              __________________________________
                                              (Name) (Please Print)



                                              __________________________________
                                              (Signature)



                                              __________________________________
                                              (Mailing Address)



                                              __________________________________
                                              (Registration Instructions)


         THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE __ DAY OF _______________199_.

                                                     HEALTHWATCH, INC.


                                          By: __________________________________


                                               Its _____________________________





                                                                       EXHIBIT A
                         CERTIFICATE OF THE DESIGNATION,
                   PREFERENCES, RIGHTS AND LIMITATIONS OF THE
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                                HEALTHWATCH, INC.


         HealthWatch, Inc., hereinafter called the "Corporation", a corporation organized and existing under the Minnesota Business Corporation Act does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, said Board of Directors at a meeting duly called and held on November __, 1996, and at which a quorum was at all times present, duly adopted a Resolution providing for the issuance of a series of 500,000 shares of Series B Convertible Preferred Stock, which Resolution is as follows:

         "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is given the distinctive designation of "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Stock"), said Series to consist of Five Hundred Thousand (500,000) shares of the stated value of Two Dollars and Twenty-Five Cents ($2.25) per share. The preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

         1.       Dividends

         (a) The holders of shares of Series B Stock shall be entitled to receive dividends at the rate of $0.225 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall commence upon issuance and shall be payable when, as and if declared by the Board of Directors, in preference to any dividend to any other shares of Preferred Stock or Common Stock, and shall be cumulative. Dividends shall be paid quarterly on June 30, September 30, December 31 and March 31, commencing June 30, 1997, to holders of record as of the close of business five business days before the dividend payment date.

         (b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any other shares of Preferred Stock or Common Stock of the Corporation during any fiscal year of the Corporation until dividends, combinations or splits with respect to such shares) on the Series B Stock shall have been paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remain unpaid. Following any such payment or declaration, the holders of any other shares of Preferred Stock and Common Stock shall be entitled to receive dividends, payable out of funds legally available therefor, when, as and if declared by the Board of Directors.

         (c) No right shall accrue to holders of shares of Series B Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

         In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Stock were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         2.       Liquidation Preference

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other shares of Preferred Stock and Common Stock by reason of their ownership thereof, the amount of $2.25 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each shares of Series B Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

         (b) After payment to the holders of the Series B Stock of the amounts set forth in Section 2(a) above, and the payment to the holders of any other series of Preferred Stock which may hereafter be established by the Board of Directors of any liquidation preferences for such additional series of Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series B Stock and any other series of Preferred Stock which may hereafter be established by the Board of Directors in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Stock and any other series of Preferred Stock which may hereafter be established by the Board of Directors then held by them.

         (c) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         3.       Voting Rights

         Unless and except to the extent otherwise required by law, the holders of the Series B Stock shall have no voting power; provided that if any dividends on the Series B Stock declared by the Board of Directors in accordance with
Section 1 hereof have not been paid for a period of one year or more, the holders of Series B Stock shall, until such dividends have been paid, be entitled, with the holders of the Common Stock, voting as a class, to vote or act by written consent for the election of directors, with the number of votes per share of Series B Stock in such election to be equal to the number of shares of Common Stock then issuable upon conversion of such Series B Stock. Unless and except to the extent otherwise required by law, the holders of the Series B Stock shall have no right to vote as a class with respect to any matter. Should the Series B Stock be entitled to vote on any matter pursuant to a requirement of law, each holder of such stock shall be entitled to one vote in respect to each share of such stock held of record in respect to such matter, unless some other vote is required by law.

         4.       Conversion of Series B Stock into Common Stock

         (a) Subject to the provisions of this Section 4, the holder of record of any share or shares of Series B Stock shall have the right, at his option, at any time after issuance, to convert each said share or shares of Series B Stock into three (3) fully-paid and non-assessable shares of Common Stock, $.07 par value (hereinafter referred to as "Common Stock), of the Corporation. The Corporation shall not be required to issue fractional shares in connection with the conversion of any of the Series B Stock and shall, in lieu thereof, pay to the holder requesting conversion, an amount equal to the value (determined in accordance with the foregoing) of such fractional share.

         (b) Any holder of a share or shares of Series B Stock desiring to convert such Series B Stock into Common Stock, shall surrender the certificate or certificates representing the share or shares of Series B Stock so to be converted, duly endorsed (if required by the Corporation) to the Corporation or in blank, at the office of any Transfer Agent for the Series B Stock (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he elects to convert the same as provided above, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

         (c) Conversion of Series B Stock shall be subject to the following additional terms and provisions:

                  (1) As promptly as practicable after the surrender for conversion of any Series B Stock, the Corporation shall deliver or cause to be delivered at the principal office of the Transfer Agent for the Series B Stock (or such other place as may be designated by the Corporation), to or upon the written order of the holder of such Series B Stock, certificates representing the shares of Common Stock issuable upon such conversion issued in such name or names as such holder may direct. Shares of the Series B Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series B Stock for conversion, as provided above, and the rights of the holders of such Series B Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

                  (2) The Corporation shall make no payment or adjustment on account of any dividends accrued on the shares of Series B Stock surrendered for conversion.

                  (3) The Corporation shall at all times reserve and keep available solely for the purpose of issuance upon conversion of Series B Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series B Stock.

         (d) The issuance of certificates for shares of Common Stock upon conversion of the Series B Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series B Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

         5.       General

         (a) Conversion adjustment. In the event that the Corporation shall at any time prior to conversion either (a) subdivide the outstanding shares of Common Stock into a greater number of shares, (b) combine the outstanding shares of Common Stock into a smaller number of shares, (c) change the outstanding shares of Common Stock into the same or a given number of shares of any other class or classes of stock, (d) declare on or in respect of the Common Stock a dividend payable in shares or other securities of the Corporation, then the holders of the Series B Stock shall be entitled to receive the same number of shares or other securities of the Corporation, or shall be entitled to subscribe for and purchase at the same price that the shares or securities are offered to holders of Common Stock, the number of such shares or the amount of such securities as will represent the same proportion of the outstanding Common Stock prior to such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common Stock into which their shares of Series B Stock were convertible on the record date for any such dividend or subscription. The Board of Directors shall determine what adjustments shall be made in the Stated Value and in the market prices for the Corporation's Common Stock in order to appropriately reflect and account for any such change.

         (b) Merger. In the event the Corporation at any time while any of the shares of Series B Stock are outstanding shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be made as part of the terms of such consolidation, merger, sale, or lease so that the holder of any shares of Series B Stock may thereafter receive in lieu of such shares of Common Stock otherwise issuable to him upon conversion of his shares of Series B Stock, but at the conversion rate which would otherwise be in effect at the time of conversion as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable, or payable upon such consolidation, merger, sale, or lease, with respect to shares of Common Stock of the Corporation. The Board of Directors shall determine what adjustments shall be made in the Stated Value and in the market prices for the Corporation's Common Stock in order to appropriately reflect and account for any such change.

         (c) Nothing herein shall be deemed to require the Corporation in the event of any such subdivision, combination, reclassification, recapitalization, consolidation, merger or sale of assets, or liquidation, dissolution or winding up, to issue or distribute fractional interests in shares of capital stock or any other security of the Corporation or another issuer, and the Corporation may make such arrangements as the Board of Directors of the Corporation shall approve with respect to any such event for settlement in lieu of issuance of a fractional interest in a share of capital stock or other security of the Corporation or another issuer to any holder of the Series B Stock.

         (d) The shares of Series B Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

         (e) The issuance of additional shares of Series B Stock shall not be subject to any restrictions as to issuance, nor shall the holders of the Series B Stock be entitled to any restriction with respect to the issuance of shares of any other series of the Corporation's Common Stock or Preferred Stock, or as to the powers, preferences or rights of any such other series; provided that no series of additional shares of Preferred Stock shall have any liquidation or other similar rights in preference to the Series B Stock."


         IN WITNESS WHEREOF, I have hereunto subscribed my hand this _____ day of November 1996.

                                                     HealthWatch, Inc.


                                                     By
                                                              Lindley S. Branson




                                                                       EXHIBIT B

        SEE PARAGRAPH 8 FOR RESTRICTIONS ON THE TRANSFER OF THIS WARRANT


No. VW-___
                                                                 Warrant
                                                      to Purchase _______ Shares

                        WARRANT TO PURCHASE SECURITIES OF
                                HEALTHWATCH, INC.


         THIS CERTIFIES THAT for value received ____________ is entitled, subject to the terms and conditions hereinafter set forth, to purchase from HEALTHWATCH, INC., a Minnesota corporation (the "Company"), _____________ fully paid and non-assessable shares of Common Stock of the Company (herein called the "Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto and upon payment therefor of the Purchase Price, in lawful money of the United States of America, determined as set forth below. The term of this Warrant shall commence on the date hereof, and terminate, if not exercised prior thereto, at 5:00 p.m. California Time, on November 14, 1998.

         This Warrant is subject to the following terms and conditions:

         1. The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole at any time after June 30, 1997, or in part from time to time (but not as to a fractional share of stock). In the case of the purchase of less than all the securities purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the securities purchasable hereunder.

         2. The purchase price for each security purchasable pursuant to the exercise of this Warrant shall be Two Dollars ($2.00) per share to be acquired, such price being sometimes hereinafter referred to as the "Base Purchase Price". The Base Purchase Price and, from time to time, the number of securities subject to purchase hereunder are subject to adjustment in certain circumstances provided for below, and the Base Purchase Price, as it may be adjusted from time to time, is hereinafter referred to as the "Purchase Price".

                  (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.

                  (b) If the Capital Stock of the Company shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of substantially all of the Company's assets), then, and in each such event, the Holder of this Warrant shall have the right thereafter to purchase the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change which could have been purchased pursuant to the exercise of this Warrant, as reasonably determined by the Company's board of directors, immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (c) If at any time or from time to time there shall be a capital reorganization of the stock of the Company (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere herein) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made as reasonably determined by the Company's board of directors so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a Holder of stock deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation or sale.

                  (d) If and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Purchase Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (A) an amount equal to (y) the total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Purchase Price in effect immediately prior to such issuance, plus (y) the consideration, if any, received by the Company upon such issuance, by (B) the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares. For the purpose of this paragraph (d), the following provisions (i through vi, inclusive) shall also be applicable:

                           (i) In case at any time the Company shall grant
                  (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock, or (b) any obligations or any shares of stock of the Company which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company, upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such rights or options, then the shares of Common Stock issuable upon the exercise of such rights or options or upon conversion of such Convertible Securities shall be deemed to have been issued for such price per share. Except as provided in subparagraph (e) below, no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion of such Convertible Securities.

                           (ii) In case the Company shall issue or sell (whether
                  directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the shares of Common Stock issuable upon conversion of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to have been issued for such price per share, provided that (aa) except as provided in subparagraph
                  (e) below, no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion of such Convertible Securities, and (bb) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this subparagraph (d), no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

                           (iii) In case the Company shall declare a dividend or
                  make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, such Common Stock or Convertible Securities or any such rights or options, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (iv) In case any shares of Common Stock or
                  Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, after deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation.

                           (v) In case the Company shall take a record of the
                  holders of its Common Stock for the purpose of entitling them
                  (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                           (vi) The disposition of any Common Stock owned or
                  held by or for the account of the Company shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (d).

                           (vii) No adjustment of the Purchase Price shall be
                  made as a result of or in connection with the issuance of shares of Common Stock pursuant to (a) the conversion of the Company's Series B Convertible Preferred Stock ("Series B Stock") or exercise or conversion of any other securities of the Company outstanding on the date this Warrant is originally issued by the Company or (b) the exercise of this Warrant and any similar warrants issued in connection with the issuance of the Series B Stock (the "Series B Warrants") or any similar warrant issued, directly or indirectly, as a consequence of the transfer or exchange of the original warrants from which this Warrant and the original Series B Warrants were, directly or indirectly derived.

                  (e) The adjustments provided for herein are cumulative and shall apply to successive divisions, subdivisions, reductions, combinations, consolidations, issues, distributions or other events contemplated herein resulting in any adjustment under the provisions of this section, provided that, notwithstanding any other provision of this section, no adjustment of the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price then in effect; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (f) Upon each adjustment of the Purchase Price, the Company shall give prompt written notice thereof addressed to the registered Holder of this Warrant at the address of such Holders as shown on the records of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.       In case at any time:

                  (a) The Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (b) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (c) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

                  (e) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         4. If any event occurs as to which, in the sole opinion of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustment in the application of such provisions as may be necessary, in the sole judgment of such Board, in accordance with such essential intent and principles, to protect such rights as aforesaid.

         5. Exercise of this Warrant shall be made by the surrender hereof by the Holder to the Company at its principal office together with (i) the attached Subscription Form designating the number of shares of Common Stock being purchased, (ii) a certified check or cash in payment for such shares and (iii) a letter of transmittal setting forth the computation of the amount of said payment. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for securities of the Company purchased at the Purchase Price in effect at the time of such exercise. The Holder shall be deemed to be the record owner of such securities as of the close of business on the date of such exercise. The Holder shall not be entitled to receive a fractional share, but in lieu thereof the Company shall pay in cash an amount equal to the market value of such fractional share if stock has a market value, or if not, the book value of such fractional share. The Company shall thereupon cancel this Warrant; and in the event that less than the entire number of shares purchasable are purchased, shall issue a new Warrant for the number not so purchased.

         6. This Warrant shall be redeemable, in whole or in part, at the option of the Company by resolution of its Board of Directors, at any time and from time to time on or after November 14, 1996, and prior to any exercise thereof at a redemption price in cash equal to $.50 per Warrant to be redeemed (the "Redemption Price"). Not less than 30 nor more than 60 days prior to the date fixed for redemption, a notice (the "Redemption Notice") specifying the time and place thereof and the Redemption Price per Warrant to be redeemed shall be given by mail to the holders of record of the Warrants selected for redemption at their respective addresses as the same shall appear on the books of the Company. The holders of the Warrants to be redeemed shall have the right to exercise such Warrants at any time prior to any such redemption (including a redemption that occurs prior to June 30, 1997). Upon tender of the Redemption Price in accordance with the Redemption Notice, the Warrants to be redeemed as indicated in the Redemption Notice shall no longer be deemed to be outstanding and the holders thereof shall have no claim against the Company, except the right to receive the Redemption Price payable upon such redemption, without interest, upon surrender (and endorsement, if required by the Company) of the Warrant certificates.

         7. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its securities to provide for such exercise.

         8. (a) The Holder represents that he is acquiring this Warrant and, in the absence of an effective registration statement under the Securities Act of 1933 (the "1933 Act") for the securities issuable hereunder, such securities for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Holder and the holder of any securities issued upon exercise hereof, by his acceptance hereof, agrees that he/she/it will notify the Company in writing before selling or otherwise disposing of this Warrant or any securities issued to him/her/it upon exercise hereof, describing briefly the nature of any such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the Company has received an opinion of counsel reasonably acceptable to it that no registration (or perfection of an exemption) under the 1933 Act is required with respect to such sale or disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation under this paragraph 8) or (ii) an appropriate registration statement with respect to such Warrant or such Common Stock, or both, has been filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission. The Company may require that this Warrant and certificates representing the securities issued upon exercise hereof be stamped or imprinted with an appropriate legend reflecting the foregoing restrictions. For the purposes of this paragraph 8, the term "Securities" shall include this Warrant and the securities issued or issuable upon the exercise hereof.

         (b) The restrictions imposed by this paragraph 8 on the transfer of the Securities shall terminate as to any portion of the Securities when:

                  (i) Such portion of the Securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or exemption; or

                  (ii) Written opinions to the effect that such a registration is no longer required or necessary under any Federal or State law or regulation of governmental authority shall have been received from legal counsel for the Company and counsel for the holder of such portion of the Securities; or, if a favorable opinion is obtained from holder's counsel, and counsel for the Company declines to render such an opinion, upon the holder's undertaking to indemnify the Company, on terms satisfactory to the Company, against all liability or loss the Company may sustain in connection with such transfer; or

         Whenever the restrictions imposed by this paragraph 8 shall terminate, as provided above, any holder of the Securities as to which such restrictions shall have terminated shall be entitled to receive promptly from the Company, without expense to him, a new certificate, not bearing the restrictive legend referred to in clause (a) hereof.

         9. The original Holder of this Warrant has certain registration rights with respect to the Securities, as set forth in Article 8 of the Subscription and Purchase Agreement between such Holder and the Company.

         10. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender. Subject to paragraph 8 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

         11. Upon the receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

         12. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:

                  (a) If to the Holder, at such address as may have been furnished by such holder to the Company in writing; and

                  (b) If to the Company, at such address as may have been furnished by the Company to the Holder of this Warrant in writing.

         13. This Warrant shall be binding upon any successors or assigns of the Company.

         14. This Warrant shall be construed in accordance with and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date set forth below by one of its officers thereunto duly authorized.

Dated:  _______________, 199_.

                                                    HEALTHWATCH, INC.



                                            By _________________________________
                                                Lindley S. Branson, President




                                SUBSCRIPTION FORM

               To be signed only upon exercise of Warrant


        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for and to purchase thereunder, __________ of the shares of Common Stock of HEALTHWATCH, INC. to which such Warrant relates, and herewith makes payment of $ therefor, in cash or by certified check, and requests that the certificates for such shares be issued in the name of, and be delivered to, , the address for which is set forth below the signature of the undersigned.

Dated: __________________________________


                                              __________________________________
                                              (Signature)

                                              __________________________________


                                              __________________________________


                                              __________________________________
                                              (Address)

                                              __________________________________



                   To be signed only upon transfer of Warrant

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________ the right to purchase _________ shares of Common Stock of HEALTHWATCH, INC. to which the within Warrant relates and appoints ________________, attorney, to transfer said right on the books of HEALTHWATCH, INC. with full power of substitution in the premises.

Dated: __________________________________



                                              __________________________________
                                              (Signature)

                                              __________________________________


                                              __________________________________
                                              (Address)

                                              __________________________________



                                                                       EXHIBIT C

                                NASD Affiliations



             [INDICATE THAT THE INVESTOR HAS NO NASD AFFILIATIONS OR
                     DESCRIBE SUCH AFFILIATIONS IN DETAIL.]